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                                                                     EXHIBIT 8.1

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                                January 23, 2004

Board of Directors
ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, Georgia 31833

Dear Sirs:

         We are acting as special counsel to ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of the offering of its common stock, par value $0.01 per share, 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, and common stock purchase warrants (collectively, the "Securities") pursuant to its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission. Unless otherwise defined in this opinion letter or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Registration Statement.

         In connection with the preparation of this opinion letter, we have examined and with your consent relied upon (without any independent investigation or review thereof by us) the following documents (including all exhibits and schedules thereto):

         1.       An executed copy of the Registration Statement.

         2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on December 23, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Restated Charter").

         3. The Amended Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Series A Certificate").

         4. The Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Series B Certificate").

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 2

         5. An executed copy of the Warrant Agreement, dated as of October 29, 2002 and amended and restated as of October 6, 2003, between the Company and Mellon Investor Services LLC, as Warrant Agent.

         6. An executed copy of the Warrant Agreement, dated as of October 6, 2003, between the Company and Mellon Investor Services LLC, as Warrant Agent.

         7. Representations and certifications as to factual matters made by an officer of the Company to us in a letter dated the date hereof (the "Certificate").

         We refer herein to the above-listed warrant agreements as the "Warrant Agreements."

                         Assumptions and Representations

         In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof by us, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

         (1) All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion letter is accurate and completely describes all material facts relevant to our opinion, and all copies are accurate and all signatures are genuine.

         (2) All representations as to factual matters made in the Certificate are true, correct and complete and will continue to be true, correct and complete as of the time and date of the effectiveness of the Registration Statement. Any representation or statement made in the Certificate "to the best knowledge" of any person or similarly qualified is true, correct and complete as if made without such qualification.

                 Opinion - U.S. Federal Income Tax Consequences

         Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that the discussion in the Registration Statement under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE OFFERED SECURITIES," to the extent such discussion constitutes matters of law or legal conclusions or purports to describe certain provisions of the U.S. federal income tax laws related to the Securities, is correct in all material respects with respect to the matters discussed therein.

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 3

         In addition to the assumptions set forth above, our opinion is subject to the exceptions, limitations and qualifications set forth below:

         1. Our opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures, all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinion. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the U.S. federal income tax consequences addressed in our opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise the Company subsequent to the effective date of the Registration Statement of any new developments in the law or in the application or interpretation of the U.S. federal income tax laws.

         2. This opinion letter addresses only the specific tax opinion set forth above. This opinion letter does not address any other federal, state, local or foreign tax consequences that may result from the acquisition, ownership or disposition of the Securities.

         3. We express no opinion regarding, among other things, the tax consequences of the acquisition, ownership or disposition of the Securities as applied to specific stockholders of the Company that may be relevant to particular Company stockholders, such as insurance companies, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding common stock, preferred stock or warrants as part of a hedging or conversion transaction or straddle, tax-exempt organizations, or foreign corporations and persons who are not citizens or residents of the United States.

         4. Our opinion set forth herein is based upon the description of the Securities as set forth in the section of the Registration Statement captioned

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Board of Directors
ITC/\DeltaCom, Inc.
January 23, 2004
Page 4

                  "DESCRIPTION OF THE OFFERED SECURITIES" and the terms of the Securities as set forth in the Restated Charter, the Series
                  A Certificate, the Series B Certificate and the Warrant Agreements. If the actual facts relating to any aspect of the Securities differ from this description or these terms in any material respect, our opinion may become inapplicable. No opinion is expressed as to the acquisition, ownership or disposition of the Securities if the Securities issued are not as described in the section of the Registration
                  Statement captioned "DESCRIPTION OF THE OFFERED SECURITIES" or as set forth in the Restated Charter, the Series A Certificate, the Series B Certificate and the Warrant Agreements or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion letter has been prepared for the Company's use in connection with the Registration Statement. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the effective date of the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE OFFERED SECURITIES." In giving such consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Sincerely yours,

                                         /s/ Hogan & Hartson L.L.P.

                                         HOGAN & HARTSON L.L.P.